April 2012 Filed pursuant to Rule 433 dated April 20, 2012 relating to Preliminary Pricing Supplement No. 172 dated April 20, 2012 to Registration Statement No. 333-178081
S T R U C T U R E D   I N V E S T M E N T S
Opportunities in U.S. Equities

Buffered Performance Securities Based on the iShares® MSCI Emerging Markets Index Fund due April    , 2014

The Buffered Performance Securities offer the opportunity to earn a return based on the performance of the shares of the iShares® MSCI Emerging Markets Index Fund.  At maturity, if the underlying shares have appreciated in value, you will receive the stated principal amount of your investment plus leveraged upside performance of the underlying shares, subject to a maximum payment at maturity.  You are fully exposed, without any buffer, to the first 10% decline in the value of the underlying shares, but if the underlying shares decline by more than 10% but no more than 30% from the initial share price, you avoid any further loss of the principal amount due to the effect of a buffer.  However, if the underlying shares decline by more than 30% from the initial share price, you will receive for each security at maturity an amount that is less than the stated principal amount by an amount proportionate to the percentage decline in the value of the underlying shares from the initial share price, plus $2.  As a result, you are fully exposed, without any buffer, to the first 10% decline in the underlying shares and if the final share price declines by more than 30% from the initial share price, you could lose up to 80% of your principal. The securities are for investors who seek an equity fund-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the underlying shares.  The securities are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.  All payments on the securities are subject to the credit risk of Morgan Stanley.

SUMMARY TERMS
Issuer:	Morgan Stanley
Aggregate principal amount:	$
Stated principal amount:	$10 per security
Issue price:	$10 per security
Pricing date:	April , 2012
Original issue date:	April , 2012 (3 business days after the pricing date)
Maturity date:	April , 2014
Underlying shares:	Shares of the iShares® MSCI Emerging Markets Index Fund
Payment at maturity:	▪	If the final share price is greater than the initial share price: $10 + leveraged upside payment, subject to the maximum payment at maturity
▪
If the final share price is equal to the initial share price or has decreased from the initial share price by an amount less than or equal to 10%:            $10 x share performance factor
This amount will be less than or equal to $10 but greater than or equal to $9 per security.

	▪	If the final share price has decreased from the initial share price by an amount greater than 10% but less than or equal to 30%: $9
▪
If the final share price has decreased from the initial share price by an amount greater than 30%:
($10 x share performance factor) + $2
This amount will be less, and possibly significantly less, than the $10 stated principal amount.  However, under no circumstances will the payment due at maturity be less than $2 per security.

Leveraged upside payment:	$10 x share percent increase x leverage factor
Leverage factor	110% to 125%. The actual leverage factor will be determined on the pricing date.
Maximum payment at maturity:	$12.75 to $13.10 per security (127.5% to 131.0% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Minimum payment at maturity:	$2 per security
Share percent increase:	(final share price – initial share price) / initial share price
Share performance factor:	final share price / initial share price
Initial share price:	The closing price of one underlying share on the pricing date
Final share price:	The closing price of one underlying share on the valuation date times the adjustment factor on such date
Valuation date:	April , 2014, subject to postponement for non-trading days or certain market disruption events
Adjustment factor:	1.0, subject to adjustment in the event of certain events affecting the underlying shares
Interest:	None
CUSIP:	61760T850
ISIN:	US61760T8505
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly-owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of Interest.”
Commissions and Issue Price:	Price to Public	Agent’s Commissions(1)	Proceeds to Issuer
Per Security	$10.00	$0.16875	$9.83125
Total	$	$	$

(1)
Selected dealers, including Morgan Stanley Smith Barney LLC (an affiliate of the agent), and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $0.16875 for each security they sell.  See “Supplemental information regarding plan of distribution; conflicts of interest.”  For additional information see “Description of Securities––Supplemental Information Concerning Plan of Distribution; Conflicts of Interest” in the accompanying preliminary pricing supplement and “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus.

You should read this document together with the preliminary pricing supplement describing the offering and the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Preliminary Pricing Supplement No. 172 dated April 20, 2012	Prospectus Supplement dated November 21, 2011
Index Supplement dated November 21, 2011	Prospectus dated November 21, 2011

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

Buffered Performance Securities Based on the iShares® MSCI Emerging Markets Index Fund due April    , 2014

Investment Overview

The Buffered Performance Securities

The Buffered Performance Securities Based on the iShares® MSCI Emerging Markets Index Fund due April    , 2014 (the “securities”) can be used to provide exposure to the underlying shares, subject to the maximum payment at maturity, and limited protection against further loss of principal if the value of the underlying shares declines by more than 10% but no more than 30% from the initial share price.  You are fully exposed, without any buffer, to the first 10% decline in the underlying shares and if the final share price declines by more than 30% from the initial share price, you could lose up to 80% of your principal.

Maturity:	Approximately 2 years
Maximum payment at maturity:	$12.75 to $13.10 per security (127.5% to 131.0% of the stated principal amount), to be determined on the pricing date.
Minimum payment at maturity:	$2 per security (20% of the stated principal amount)
Coupon:	None

iShares® MSCI Emerging Markets Index Fund Overview

The iShares® MSCI Emerging Markets Index Fund is an exchange-traded fund managed by iShares® , Inc., a registered investment company, which seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets IndexSM.  The MSCI Emerging Markets IndexSM is calculated, published and disseminated daily by MSCI Inc. (“MSCI”) and is intended to provide performance benchmarks for certain emerging equity markets including Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey.  Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at.www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.  For additional information, please see “Information about the Underlying Shares” on page 16.

Information as of market close on April 19, 2012:

Bloomberg Ticker Symbol:	EEM	52 Week High (on 4/26/2011):	$50.21
Current Share Price:	$42.04	52 Week Low (on 10/3/2011):	$34.36
52 Weeks Ago:	$48.60

Shares of the iShares® MSCI Emerging Markets Index Fund Daily Closing Prices January 1, 2007 to April 19, 2012

April 2012	Page 2

Buffered Performance Securities Based on the iShares® MSCI Emerging Markets Index Fund due April    , 2014

Key Investment Rationale
The securities offer investors exposure to the leveraged upside performance of the underlying shares, subject to a maximum payment at maturity.  You are fully exposed, without any buffer, to the first 10% decline in the value of the underlying shares, but if the underlying shares decline by more than 10% but no more than 30% from the initial share price, you avoid any further loss of the principal amount due to the effect of a buffer.  However, if the underlying shares decline by more than 30% from the initial share price, you could lose up to 80% of your principal.

Payment Scenario 1
The final share price is greater than the initial share price and, at maturity, each security redeems for the stated principal amount plus 110% to 125% of the share percent increase, subject to a maximum payment at maturity of $12.75 to $13.10 per security (127.5% to 131.0% of the stated principal amount).

Payment Scenario 2
The final share price declines from the initial share price by an amount less than or equal to 10% and, at maturity, each security redeems for an amount that is less than the stated principal amount by an amount proportionate to the percentage decline in the value of the underlying shares from the initial share price.

Payment Scenario 3
The final share price declines from the initial share price by an amount greater than 10% but less than or equal to 30% and, at maturity, each security redeems for $9, reflecting a 10% loss of principal.

Payment Scenario 4
The final share price declines from the initial share price by an amount greater than 30% and, at maturity, each security redeems for an amount that is less than the stated principal amount by an amount proportionate to the percentage decline in the value of the underlying shares from the initial share price, plus $2.

Summary of Selected Key Risks (see page 11)

▪	80% of your principal is at risk, including from the first 10% decline in the underlying shares.

▪	No interest payments.

▪	The securities have limited appreciation potential.

▪	Market price of the securities may be influenced by many unpredictable factors.

▪	The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.

▪	Investing in the securities is not equivalent to investing in the underlying shares or stocks composing the MSCI Emerging Markets Index.

▪	The price of the underlying shares is subject to currency exchange risk.

▪	There are risks associated with investments in securities linked to the value of foreign (and especially emerging markets) equity securities.

▪	Adjustments to the underlying shares or to the MSCI Emerging Markets Index could adversely affect the value of the securities.

▪	The underlying shares and the MSCI Emerging Markets Index are different.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited.

▪	The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

▪	The antidilution adjustments the calculation agent is required to make to the underlying shares do not cover every event that could affect the underlying shares.

▪	The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.

▪	Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the securities.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain.

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Buffered Performance Securities Based on the iShares® MSCI Emerging Markets Index Fund due April    , 2014

Fact Sheet
The securities offered are senior unsecured obligations of Morgan Stanley, will pay no interest, expose you to the first 10% decline in the underlying shares and provide for a minimum payment of only 20% of principal at maturity, and have the terms described in the accompanying preliminary pricing supplement, prospectus supplement, index supplement and prospectus.  The securities offer exposure to the leveraged upside performance of the underlying shares, subject to a maximum payment at maturity.  You are fully exposed, without any buffer, to the first 10% decline in the value of the underlying shares, but if the underlying shares decline by more than 10% but no more than 30% from the initial share price, you avoid any further loss of the principal amount due to the effect of a buffer.  However, if the underlying shares decline by more than 30% from the initial share price, you could lose up to 80% of your principal.  The securities are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.  All payments on the securities are subject to the credit risk of Morgan Stanley.

Expected Key Dates
Pricing Date:	Original Issue Date (Settlement Date):	Maturity Date:
April , 2012	April , 2012 (3 business days after the pricing date)	April , 2014, subject to postponement as described below
Key Terms
Issuer:	Morgan Stanley
Underlying shares:	Shares of the iShares® MSCI Emerging Markets Index Fund
Aggregate principal amount:	$
Issue price:	$10 per security
Stated principal amount:	$10 per security
Denominations:	$10 per security and integral multiples thereof
Interest:	None
Payment at maturity:	▪	If the final share price is greater than the initial share price:
$10 + leveraged upside payment, subject to the maximum payment at maturity
	▪	If the final share price is equal to the initial share price or has decreased from the initial share price by an amount less than or equal to 10%: $10 x share performance factor
This amount will be less than or equal to $10 but greater than or equal to $9 per security.
	▪	If the final share price has decreased from the initial share price by an amount greater than 10% but less than or equal to 30%: $9
	▪	If the final share price has decreased from the initial share price by an amount greater than 30%:
($10 x share performance factor) + $2
This amount will be less, and possibly significantly less, than the $10 stated principal amount. However, under no circumstances will the payment due at maturity be less than $2 per security.
Leveraged upside payment:	$10 x share percent increase x leverage factor
Leverage factor	110% to 125%. The actual leverage factor will be determined on the pricing date.
Maximum payment at maturity:	$12.75 to $13.10 per security (127.5% to 131.0% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Minimum payment at maturity:	$2 per security
Share percent increase:	(final share price – initial share price) / initial share price
Share performance factor:	final share price / initial share price
Initial share price:	The closing price of one underlying share on the pricing date
Final share price:	The closing price of one underlying share on the valuation date times the adjustment factor on such date
Valuation date:	April , 2014, subject to postponement for non-trading days or certain market disruption events
Adjustment factor:	1.0, subject to adjustment in the event of certain events affecting the underlying shares
Interest:	None
Postponement of maturity date:
If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date as postponed falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that valuation date as postponed.

Risk factors:	Please see “Risk Factors” beginning on page 11.

April 2012	Page 4

Buffered Performance Securities Based on the iShares® MSCI Emerging Markets Index Fund due April    , 2014

General Information
Listing:	The securities will not be listed on any securities exchange.
CUSIP / ISIN:	617482K29 / US617482K290
Minimum ticketing size:	$1,000 / 100 securities
Tax considerations:
You should note that the discussion under “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities offered under the accompanying preliminary pricing supplement and is superseded by the following discussion and the discussion contained in the accompanying preliminary pricing supplement.

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP (“our counsel”), under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying preliminary pricing supplement, the following U.S. federal income tax consequences should result based on current law:

▪	a U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange; and
▪
subject to the discussion below concerning the potential application of the “constructive ownership” rule, upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities.  Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of an exchange-traded fund, although the matter is not clear, there is a risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”).  If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed).  Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities.  U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Tax Treatment of the Securities—Potential Application of the Constructive Ownership Rule” in the accompanying preliminary pricing supplement for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying preliminary pricing supplement and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion in the section entitled “United States Federal Taxation” in the accompanying preliminary pricing supplement, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

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Buffered Performance Securities Based on the iShares® MSCI Emerging Markets Index Fund due April    , 2014

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Use of proceeds and hedging:
The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

On or prior to the pricing date, we, through our subsidiaries or others, will hedge our anticipated exposure in connection with the securities by taking positions in the underlying shares and in futures and options contracts on the underlying shares or any component stocks of the MSCI Emerging Markets Index and any other securities or instruments that we may wish to use in connection with such hedging.  Such purchase activity could increase the price of the underlying shares, and therefore the price at which the underlying shares must close on the valuation date before investors would receive at maturity a payment that exceeds the stated principal amount of the securities.  For further information on our use of proceeds and hedging, see “Description of Securities––Use of Proceeds and Hedging” in the accompanying preliminary pricing supplement.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which we refer to as a “plan,” should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered “parties in interest” within the meaning of ERISA, or “disqualified persons” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many plans, as well as many individual retirement accounts and Keogh plans (also “plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the plan involved in the transaction, and provided further that the plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many plans, the securities may not be purchased, held or disposed of by any plan, any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) or any person investing “plan assets” of any plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a plan or a plan asset entity and is not purchasing such securities on behalf of or with “plan assets” of any plan, or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase,

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Buffered Performance Securities Based on the iShares® MSCI Emerging Markets Index Fund due April    , 2014

holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities does not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any securities to any plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc., Morgan Stanley Smith Barney LLC (“MSSB”) or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of securities by the account, plan or annuity.

Client accounts over which Citigroup Inc., Morgan Stanley, MSSB or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Additional considerations:
Client accounts over which Citigroup Inc., Morgan Stanley, MSSB or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:
Selected dealers, including MSSB (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of  $0.16875 for each security they sell.

MS & Co. is our wholly-owned subsidiary. MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.  See "Description of Securities––Supplemental Information Concerning Plan of Distribution; Conflicts of Interest" and “––Use of Proceeds and Hedging” in the accompanying preliminary pricing supplement.

Contact:
Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This offering summary represents a summary of the terms and conditions of the securities.  We encourage you to read the accompanying preliminary pricing supplement, prospectus supplement, index supplement and prospectus related to this offering, which can be accessed via the hyperlinks on the front page of this document.

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Buffered Performance Securities Based on the iShares® MSCI Emerging Markets Index Fund due April    , 2014

Hypothetical Payouts on the Securities at Maturity

The following graph illustrates the payment at maturity on the securities for a range of hypothetical percentage changes in the price of the underlying shares.  The Buffer Zone illustrates the buffer effect in the event of a decline in the final share price by an amount greater than 10% but less than or equal to 30% from the initial share price.  The graph is based on the following terms:

Stated principal amount:	$10 per security
Hypothetical maximum payment at maturity:	$12.925 (129.25% of the stated principal amount)
Hypothetical leverage factor	116%
Minimum payment at maturity:	$2 per security

Payoff Diagram

•
Where the final share price is greater than the initial share price, the payment at maturity on the securities reflected in the graph above is equal to $10 plus the leveraged upside payment, subject to the maximum payment at maturity.  Under the hypothetical terms of the securities, an investor will realize the maximum payment at maturity at a final share price of 125% of the initial share price.

•
Where the final share price is equal to the initial share price or has decreased by an amount less than or equal to 10% from the initial share price, the payment at maturity on the securities reflected in the graph above is equal to $10 times the share performance factor.  This amount will be less than or equal to the $10 stated principal amount but greater than or equal to $9 per security.  As a result, investors are fully exposed, without any buffer, to the first 10% decline in the underlying shares.

•
Where the final share price has decreased by an amount greater than 10% but less than or equal to 30% from the initial share price, the payment at maturity on the securities reflected in the graph above is equal to $9 per security, representing a 10% loss of the principal amount.

•
Where the final share price has decreased by an amount greater than 30% from the initial share price, the payment at maturity on the securities reflected in the graph above is equal to the sum of (i) $10 times the share performance factor and (ii) $2, and is consequently an amount less than the $10 stated principal amount of each security.  As reflected in the graph above, under no circumstances will the payment due at maturity be less than $2 per security.

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Buffered Performance Securities Based on the iShares® MSCI Emerging Markets Index Fund due April    , 2014

Below are five examples illustrating how to calculate the payment at maturity based on the hypothetical values set forth below. Each of these examples assumes a hypothetical maximum payment at maturity equal to $12.90 per security (129% of the stated principal amount), a hypothetical leverage factor of 116% and reflects a minimum payment at maturity of $2.

Example 1: The final share price is greater than the initial share price.

Hypothetical initial share price:	40
Hypothetical final share price:	42
Hypothetical maximum payment at maturity:	$12.90
Hypothetical leverage factor:	116%

In this example,
Share percent increase =	= 5%

Payment at Maturity	=
	=	$10.58

The payment at maturity per security would be $10.58, or the stated principal amount of $10 plus the leveraged upside payment of $0.58.

Example 2: The final share price is substantially greater than the initial share price such that the payment at maturity is limited by the maximum payment at maturity.

Hypothetical initial share price:	40
Hypothetical final share price:	54
Hypothetical maximum payment at maturity:	$12.90

In this example,
Share percent increase =	= 35%

Payment at Maturity	=
	=	$14.06, subject to a maximum payment of $12.90
	=	$12.90

Even though the final share price increased by 35% from the initial share price, the payment at maturity would be limited to the hypothetical maximum payment at maturity of $12.90 per security.

Example 3:  The final share price is equal to the initial share price or has decreased by an amount less than or equal to 10% from the initial share price.

Hypothetical initial share price:	40
Hypothetical final share price:	39

In this example,
Share performance factor =	= 97.5%

Payment at Maturity	=
	=	$9.75

Since the final share price has declined by 2.5% (an amount less than or equal to 10%) from the initial share price, the payment at maturity per security would be the $10 stated principal amount times the share performance factor

April 2012	Page 9

Buffered Performance Securities Based on the iShares® MSCI Emerging Markets Index Fund due April    , 2014

of 97.5%, or $9.75.  As a result, investors are fully exposed, without any buffer, to the first 10% decline in the underlying shares.

Example 4: The final share price has decreased by an amount greater than 10% but less than or equal to 30% from the initial share price.

Hypothetical initial share price:	40
Hypothetical final share price:	30

In this example, the final share price has declined by 25% (an amount greater than 10% but less than or equal to 30%) from the initial share price and, therefore, the payment at maturity would be $9 per security, representing a 10% loss of principal.

Example 5: The final share price has decreased by an amount greater than 30% from the initial share price.

Hypothetical initial share price:	40
Hypothetical final share price:	26

In this example,
Share performance factor =	= 65%

Payment at Maturity	=

Since the final share price has declined by 35% (an amount greater than 30%) from the initial share price, the payment at maturity per security would be the sum of (i) $10 times the share performance factor and (ii) $2, which equals $8.50.  If the final share price declines by more than 30%, you could lose up to 80% of your principal.

Please review the historical performance of the underlying shares for each calendar quarter in the period from January 1, 2007 through April 19, 2012 and related graph in this pricing supplement under “iShares® MSCI Emerging Markets Index Fund Overview” on page 2 and “Historical Information” on page 17.  You cannot predict the future performance of the underlying shares based on their historical performance.

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” beginning on page PS-11 of the accompanying preliminary pricing supplement.  We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

▪
Unlike ordinary debt securities, the securities do not pay interest or guarantee the repayment of 100% of your principal, and you are fully exposed to the first 10% decline in the value of the underlying shares.  The terms of the securities differ from those of ordinary debt securities in that we do not pay you interest on the securities and we provide for a minimum payment of only 20% of principal at maturity.  The securities fully expose you, without any buffer, on a 1 to 1 basis to the first 10% decline in the value of the underlying shares.  If the underlying shares decline by more than 10% but no more than 30% from the initial share price, you avoid any further loss of the principal amount due to the effect of a buffer and receive 90% of the stated principal amount.  If the underlying shares decline by more than 30% from the initial share price, you will receive for each security at maturity an amount that is less than the stated principal amount by an amount proportionate to the percentage decline in the value of the underlying shares from the initial share price, plus $2. As a result, you are fully exposed, without any buffer, to the first 10% decline in the underlying shares and if the final share price declines by more than 30% from the initial share price, you could lose up to 80% of your principal.

▪
The securities have limited appreciation potential.  The appreciation potential of the securities is limited to 127.5% to 131.0% of the stated principal amount.  Even if the underlying shares have appreciated significantly on the valuation date from the initial share price, you will only receive the maximum payment at maturity of $12.75 to $13.10 (127.5% to 131.0% of the stated principal amount) for each security you hold.  The actual maximum payment at maturity will be determined on the pricing date.  See the section entitled “Hypothetical Payouts on the Securities at Maturity” on page 8.

▪
Market price of the securities may be influenced by many unpredictable factors.  Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

o	the trading price, volatility (frequency and magnitude of changes in value) and dividends of the underlying shares and of the stocks composing the MSCI Emerging Markets Index,

o	interest and yield rates in the market,

o
geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or the equities markets generally and which may affect the final share price of the underlying shares,

o	the time remaining until the securities mature,

o	the exchange rates of the U.S. dollar relative to the currencies in which the stocks underlying the MSCI Emerging Markets Index trade,

o	the occurrence of certain corporate events affecting the underlying shares that may or may not require an adjustment to the adjustment factor, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity.  For example, you may have to sell your securities at a substantial discount from the stated principal amount if the price of the underlying shares at the time of sale is at or below the initial share price or if market interest rate rises.  You cannot predict the future performance of the underlying shares based on their historical performance.  The final share price may be less than the initial share price so that you will receive at maturity an amount that is less than the $10 stated principal amount of each security.  There can be no assurance that the final share price will increase so that you will receive at maturity an amount that is greater than the $10 stated principal amount for each security you hold.

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▪
The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.  You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities at maturity, and, therefore, you are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the securities prior to maturity will be affected by changes in the market's view of Morgan Stanley’s creditworthiness. Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

▪
Investing in the securities is not equivalent to investing in the underlying shares or stocks composing the MSCI Emerging Markets Index.  Investing in the securities is not equivalent to investing in the underlying shares, the MSCI Emerging Markets Index or the stocks that constitute the MSCI Emerging Markets Index.  Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the MSCI Emerging Markets Index.

▪
The price of the underlying shares is subject to currency exchange risk.  Because the price of the underlying shares is related to the U.S. dollar value of stocks underlying the MSCI Emerging Markets Index, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade.  Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region.  An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each currency.  If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the MSCI Emerging Markets Index, the price of the underlying shares will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

o	existing and expected rates of inflation;

o	existing and expected interest rate levels;

o	the balance of payments; and

o	the extent of governmental surpluses or deficits in the countries represented in the MSCI Emerging Markets Index and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the MSCI Emerging Markets Index and the United States and other countries important to international trade and finance.

▪
There are risks associated with investments in securities linked to the value of foreign (and especially emerging markets) equity securities.  The underlying shares track the performance of the MSCI Emerging Markets Index, which is linked to the value of emerging markets equity securities.  Investments in securities linked to the value of any foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.  The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.  In addition, the stocks included in the MSCI Emerging Markets Index and that are generally tracked by the underlying shares have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in foreign equity markets generally.  Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed

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countries.  The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

▪
Adjustments to the underlying shares or to the MSCI Emerging Markets Index could adversely affect the value of the securities.  The investment adviser to the iShares® MSCI Emerging Markets Index Fund, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index.  Pursuant to its investment strategy or otherwise, the Investment Advisor may add, delete or substitute the stocks composing the iShares® MSCI Emerging Markets Index Fund.  Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the securities.  MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the MSCI Emerging Markets Index.  MSCI may add, delete or substitute the stocks constituting the MSCI Emerging Markets Index or make other methodological changes that could change the value of the index.  MSCI may discontinue or suspend calculation or publication of the index at any time.  In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued MSCI Emerging Markets Index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪
The underlying shares and the MSCI Emerging Markets Index are different.  The performance of the underlying shares may not exactly replicate the performance of the MSCI Emerging Markets Index because the iShares® MSCI Emerging Markets Index Fund will reflect transaction costs and fees that are not included in the calculation of the MSCI Emerging Markets Index.  It is also possible that the iShares® MSCI Emerging Markets Index Fund may not fully replicate, or may in certain circumstances diverge significantly from, the performance of the MSCI Emerging Markets Index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the iShares® MSCI Emerging Markets Index Fund, differences in trading hours between the iShares® MSCI Emerging Markets Index Fund and the MSCI Emerging Markets Index or due to other circumstances.  The Investment Adviser generally invests at least 90% of the assets of the iShares® MSCI Emerging Markets Index Fund in securities of the MSCI Emerging Markets Index and in depositary receipts representing securities of the MSCI Emerging Markets Index.  The Investment Adviser may invest the remainder of such assets in other securities, including securities not included in the MSCI Emerging Markets Index, futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Emerging Markets Index, as well as cash and cash equivalents, including shares of money market funds affiliated with the Investment Adviser.

▪
The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were not to make a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original issue price, since secondary market prices are likely to exclude commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original issue price.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions.  Our subsidiaries may realize a profit from the expected hedging activity even if investors do not receive a favorable

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investment return under the terms of the securities or in any secondary market transaction.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

▪
The antidilution adjustments the calculation agent is required to make to the underlying shares do not cover every event that could affect the underlying shares.  MS & Co., as calculation agent, will adjust the adjustment factor for the underlying shares for certain events affecting the underlying shares.  However, the calculation agent will not make an adjustment for every event that could affect the underlying shares.  If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.  As calculation agent, MS & Co. will determine the initial share price and the final share price and will calculate the amount of cash you will receive at maturity.  Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final share price in the event of a discontinuance of the MSCI Emerging Markets Index or a market disruption event, may adversely affect the payout to you at maturity.

▪
Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the securities.  One or more of our subsidiaries expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying shares or the MSCI Emerging Markets Index), including trading in the underlying shares, the stocks underlying the MSCI Emerging Markets Index as well as the underlying shares and in other instruments related to the underlying shares or the MSCI Emerging Markets Index.  Some of our subsidiaries also trade the underlying shares and the stocks that constitute the MSCI Emerging Markets Index and other financial instruments related to the MSCI Emerging Markets Index on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price and, therefore, could increase the price at which the shares of the iShares® MSCI Emerging Markets Index Fund must close on the valuation date so that investors do not suffer a loss on their initial investment in the securities.  Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the closing price of the underlying shares on the valuation date and, accordingly, the amount of cash you will receive at maturity.

▪
The U.S. federal income tax consequences of an investment in the securities are uncertain.  Please read the discussion under “Additional provisions―Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying preliminary pricing supplement (together the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities.  As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income (in which case an interest charge will be imposed).  If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections.  For example, under one treatment, U.S. Holders could be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income.  The risk that buffered securities would be recharacterized, for U.S. federal income tax purposes, as debt instruments giving rise to ordinary income, rather than as open transactions, is higher than with non-buffered equity-linked securities.  The issuer does not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.  In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document.  While the notice requests comments

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on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

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Information about the Underlying Shares
The iShares® MSCI Emerging Markets Index Fund. The iShares® MSCI Emerging Markets Index Fund is an exchange-traded fund managed by iShares®, Inc. (“iShares”), a registered investment company.  iShares consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets Index Fund.   This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index.  Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

This document relates only to the securities offered hereby and does not relate to the underlying shares.  We have derived all disclosures contained in this document regarding iShares from the publicly available documents described in the preceding paragraph.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying shares.

We and/or our affiliates may presently or from time to time engage in business with iShares.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the underlying shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment in the underlying shares.

iShares® is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BTC”).  The securities are not sponsored, endorsed, sold, or promoted by BTC.  BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The MSCI Emerging Markets IndexSM. The MSCI Emerging Markets IndexSM is a stock index calculated, published and disseminated daily by MSCI Inc. and is intended to provide performance benchmarks for certain emerging equity markets including Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey.  The MSCI Emerging Markets IndexSM is described under the heading  “MSCI Emerging Markets IndexSM” in the accompanying index supplement.

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Historical Information

The following table sets forth the published high and low closing prices as well as the end-of-quarter closing prices of the underlying shares for each quarter in the period from January 1, 2007 through April 19, 2012.  The closing price of the underlying shares on April 19, 2012 was $42.04.  We obtained the information below from Bloomberg Financial Markets, without independent verification.  You should not take the historical performance of the underlying shares as an indication of their future performance, and no assurance can be given as to the price of the underlying shares on the valuation date.

iShares® MSCI Emerging Markets Index Fund (CUSIP 464287234)	High	Low	Period End
2007
First Quarter	$39.53	$35.03	$38.75
Second Quarter	$44.42	$39.13	$43.82
Third Quarter	$50.11	$39.50	$49.78
Fourth Quarter	$55.64	$47.27	$50.10
2008
First Quarter	$50.37	$42.17	$44.79
Second Quarter	$51.70	$44.43	$45.19
Third Quarter	$44.43	$31.33	$34.53
Fourth Quarter	$33.90	$18.22	$24.97
2009
First Quarter	$27.09	$19.94	$24.81
Second Quarter	$34.64	$25.65	$32.23
Third Quarter	$39.29	$30.75	$38.91
Fourth Quarter	$42.07	$37.56	$41.50
2010
First Quarter	$43.22	$36.83	$42.12
Second Quarter	$43.98	$36.16	$37.32
Third Quarter	$44.77	$37.59	$44.77
Fourth Quarter	$48.58	$44.77	$47.62
2011
First Quarter	$48.69	$44.63	$48.69
Second Quarter	$50.21	$45.50	$47.60
Third Quarter	$48.46	$34.95	$35.07
Fourth Quarter	$42.80	$34.36	$37.94
2012
First Quarter	$44.76	$38.23	$42.94
Second Quarter (through April 19, 2012)	$43.54	$41.28	$42.04

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